Exhibit 99.3

Dycom Industries, Inc.
Non-GAAP Reconciliations
Q1 2022

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, adjusted for the additional week in the fourth quarter of fiscal 2021 and the fourth quarter of fiscal 2016, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Contract Revenue (decline) growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic (decline) growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income (loss) before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net (Loss) Income - GAAP net income (loss) before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net (Loss) Income is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net (Loss) Income divided by Non-GAAP Adjusted Diluted Shares outstanding. Non-GAAP Adjusted Diluted Shares used in the computation of Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share is adjusted for common stock equivalents related to share-based awards in where their effect would be anti-dilutive.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding long-term debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net (Loss) Income and Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share:

•Non-cash amortization of debt discount on 2021 Convertible Notes - The Company’s 0.75% convertible senior notes due September 2021 (the “2021 Convertible Notes”) were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the 2021 Convertible Notes represents a debt discount. The debt discount is being amortized over the term of the 2021 Convertible Notes but does not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the 2021 Convertible Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results..

•Goodwill impairment charge - During the quarter ended April 25 2020, the Company incurred a goodwill impairment charge in the first quarter of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Loss (gain) on debt extinguishment - During the quarter ended May 1, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026. During the quarter ended April 25, 2020, the Company recognized a gain on debt extinguishment of $12.5 million in connection with its purchase of $167.0 million aggregate principal amount of the Company’s 2021 Convertible Notes for $147.0 million, including interest and fees. Management believes excluding the gain on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•Tax effect from a net operating loss carryback under enacted CARES Act - During the quarter ended April 25, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from acquired businesses[1]	Revenues from storm restoration services	Additional week as a result of the Company’s 52/53 week fiscal year[3]	Non-GAAP - Organic Revenues	Growth (Decline)%
						GAAP - Organic %	Non-GAAP - Organic %
Quarter Ended May 1, 2021	$727.5	$—	$(3.9)	$—	$723.6	(10.7)%	(11.1)%
Quarter Ended April 25, 2020	$814.3	$—	$—	$—	$814.3

Fiscal Year Ended[2]
January 30, 2021	$3,199.2	$—	$(14.6)	$(53.2)	$3,131.4	(4.2)%	(6.1)%
January 25, 2020	$3,339.7	$—	$(4.7)	$—	$3,335.0

January 25, 2020	$3,339.7	$(26.6)	$(4.7)	$—	$3,308.3	6.8%	8.3%
January 26, 2019	$3,127.7	$(29.6)	$(42.9)	$—	$3,055.3

January 26, 2019	$3,127.7	$(69.9)	$(42.9)	$—	$3,014.9	5.0%	3.6%
Four Quarters Ended Jan. 27, 2018[2]	$2,977.9	$(32.3)	$(35.1)	$—	$2,910.5

Four Quarters Ended Jan. 27, 2018[2]	$2,977.9	$(87.3)	$(35.1)	$—	$2,855.5	0.8%	(0.2)%
Four Quarters Ended Jan. 28, 2017[2]	$2,954.2	$(37.3)	$—	$(56.0)	$2,860.9

July 29, 2017	$3,066.9	$(214.9)	$—	$—	$2,851.9	14.8%	14.1%
July 30, 2016	$2,672.5	$(119.8)	$—	$(53.5)	$2,499.2

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues - Certain Customers
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended				GAAP - Organic %	Non-GAAP - Organic %

AT&T
May 1, 2021	$155.6	$(0.1)	$155.4	1.0%	0.9%
April 25, 2020	$154.0	$—	$154.0

Comcast
May 1, 2021	$131.1	$(0.5)	$130.7	11.1%	10.7%
April 25, 2020	$118.0	$—	$118.0

Top 5 Customers[4]
May 1, 2021	$496.2	$(3.8)	$492.3	(22.4)%	(23.0)%
April 25, 2020	$639.0	$—	$639.0

All Other Customers (excluding Top 5 Customers)
May 1, 2021	$231.3	$—	$231.3	32.0%	31.9%
April 25, 2020	$175.3	$—	$175.3

Fiber Construction Revenue from Electric Utility Customers
May 1, 2021	$47.0	$—	$47.0	92.1%	92.1%
April 25, 2020	$24.5	$—	$24.5

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in thousands)

	Quarter Ended
	May 1, 2021	April 25, 2020
Net income (loss)	$898	$(32,418)
Interest expense, net	5,877	12,457
(Benefit) provision for income taxes	(2,724)	2,677
Depreciation and amortization	39,079	45,871
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	43,130	28,587
Gain on sale of fixed assets	(2,852)	(1,788)
Stock-based compensation expense	3,740	2,322
Loss (gain) on debt extinguishment[5]	62	(12,504)
Goodwill impairment charge[6]	—	53,264
Non-GAAP Adjusted EBITDA	$44,080	$69,881
Non-GAAP Adjusted EBITDA % of contract revenues	6.1%	8.6%

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted Net (Loss) Income and Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share
Unaudited
(Dollars and shares in thousands, except per share amounts)

	Quarter Ended May 1, 2021
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$727,497	$—	$727,497
Costs of earned revenues, excluding depreciation and amortization	620,011	—	620,011
General and administrative	67,011	—	67,011
Depreciation and amortization	39,079	—	39,079
Total	726,101	—	726,101
Interest expense, net[7]	(5,877)	663	(5,214)
Loss on debt extinguishment[5]	(62)	62	—
Other income, net	2,717	—	2,717
(Loss) income before income taxes	(1,826)	725	(1,101)
(Benefit) provision for income taxes[8]	(2,724)	2,829	105
Net income (loss)	$898	$(2,104)	$(1,206)

Diluted earnings (loss) per common share	$0.03	$(0.07)	$(0.04)

Shares used in computing diluted earnings (loss) per common share[9]	31,299	(624)	30,676

	Quarter Ended April 25, 2020
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$814,322	$—	$814,322
Costs of earned revenues, excluding depreciation and amortization	680,206	—	680,206
General and administrative	65,887	—	65,887
Depreciation and amortization	45,871	—	45,871
Goodwill impairment charge[6]	53,264	(53,264)	—
Total	845,228	(53,264)	791,964
Interest expense, net[7]	(12,457)	4,341	(8,116)
Gain on debt extinguishment[5]	12,504	(12,504)	—
Other income, net	1,118	—	1,118
(Loss) income before income taxes	(29,741)	45,101	15,360
Provision for income taxes[8]	2,677	1,285	3,962
Net (loss) income	$(32,418)	$43,816	$11,398

Diluted (loss) earnings per common share	$(1.03)	$1.39	$0.36

Shares used in computing diluted (loss) earnings per common share[9]	31,603	163	31,767

Note: Amounts above may not add due to rounding.

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1 Amounts represent contract revenues from acquired businesses that were not owned for the full period in both the current and comparable prior periods, including any contract revenues from storm restoration services for these acquired businesses.
2 Due to the change in the Company’s fiscal year end, the Company’s fiscal 2018 six month transition period consisted of Q1 2018 and Q2 2018. Amounts provided for the Four Quarters Ended January 27, 2018 represent the aggregate of Q3 2017, Q4 2017, Q1 2018, and Q2 2018, and amounts provided for the Four Quarters Ended January 28, 2017 represent the aggregate of Q3 2016, Q4 2016, Q1 2017, and Q2 2017, for comparative purposes to other twelve month periods presented.
3 The Company has a 52/53 week fiscal year. All four-quarter periods presented contain 52 weeks except for those that include the quarters ended January 30, 2021 and July 30, 2016, which contained an additional week of operations.
The Non-GAAP adjustment for the additional week of operations for quarter ended January 30, 2021 is calculated as (i) contract revenues less (ii) contract revenues from storm restoration services (iii) divided by 14 weeks.
The Non-GAAP adjustment for the additional week of operations is calculated independently for each four-quarter period presented that includes the quarter ended July 30, 2016. The impact of the additional week of operations for the quarter ended July 30, 2016 is calculated as (i) contract revenues less (ii) contract revenues from acquired businesses in each comparative period (iii) divided by 14 weeks.
4 Top 5 Customers included AT&T, Comcast, Verizon, Lumen, and Windstream for the quarters ended May 1, 2021 and April 25, 2020.
5 During the quarter ended May 1, 2021 the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026. During the quarter ended April 25, 2020, the Company purchased $167.0 million aggregate principal amount of its 2021 Convertible Notes for $147.0 million, including interest and fees. The purchase price was allocated between the debt and equity components of the 2021 Convertible Notes. Based on the net carrying amount of the 2021 Convertible Notes, the Company recognized a net gain on debt extinguishment of $12.5 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the 2021 Convertible Notes.
6 The Company incurred a goodwill impairment charge of $53.3 million during the quarter ended April 25, 2020 for a reporting unit that performs installation services inside third party premises.
7 Non-GAAP Adjusted Interest expense, net excludes the non-cash amortization of the debt discount associated with the 2021 Convertible Notes.
8 Non-GAAP Adjusted Provision for income taxes reflects the tax related impact of all pre-tax adjustments as well as the tax effects of the vesting and exercise of share-based awards. For the quarters ended May 1, 2021 and April 25, 2020 the provision for income taxes includes $2.6 million of income tax benefit and $0.5 million of income tax expense, respectively, for the vesting and exercise of share-based awards. Additionally, for the quarter ended April 25, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted CARES Act.
9 For the quarter ended May 1, 2021, shares used in the calculation of GAAP diluted earnings per common share include the dilutive impact of common stock equivalents related to share-based awards. For the calculation of Non-GAAP Adjusted Loss per Common Share, common stock equivalents related to share-based awards are excluded as their effect would be anti-dilutive.
For the quarter ended April 25, 2020 shares used in the calculation of GAAP loss per common share, exclude common stock equivalents related to share-based awards as their effect would be anti-dilutive. Shares used in the calculation of Non-GAAP Adjusted Diluted Earnings per Common Share include the dilutive impact of common stock equivalents related to share-based awards.